                                                                  EXHIBIT 99.04

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
   6.50% REMARKETABLE OR REDEEMABLE SECURITIES (ROARS/SM/) DUE MAY 15, 2013
                                      OF
                       UNITED STATES FILTER CORPORATION

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for 6.50% Remarketable or Redeemable Securities (ROARS/SM/) due May 15, 2013 (the "Private ROARS") are not immediately available, (ii) time will not permit certificates for Private ROARS, the Letter of Transmittal and all other required documents to reach The Bank of New York (the "Exchange Agent") before the Expiration Date or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, telegram or telex, to the Exchange Agent. See "The Exchange Offers--Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedures to tender Private ROARS pursuant to the Exchange Offer, certificates for such Private ROARS, a completed, signed and dated Letter of Transmittal relating to such Private
ROARS and all other required documents or a Book-Entry Confirmation must also be received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of this Notice. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For the Exchange Offer Is:
                             The Bank of New York

    By Registered or            By Hand Only:         By Overnight Delivery:
     Certified Mail:

  The Bank of New York       The Bank of New York      The Bank of New York
  55 Water Street, Room   55 Water Street, Room 234    55 Water Street, Room
           234                                                  234
New York, New York 10041   New York, New York 10041  New York, New York 10041
Attention: Lewis Padilla    (United States Filter    Attention: Lewis Padilla
  (United States Filter          Corporation,
      Corporation,         6.375% and 6.50% Private    (United States Filter
6.375% and 6.50% Private            ROARS)                 Corporation,
         ROARS)                                      6.375% and 6.50% Private
                                                              ROARS)

                            Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (212) 638-7375
                                      or
                                (212) 638-7380

                        To Confirm By Telephone or For
                                 Information:
                                (212) 638-0458

  Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than one set forth above does not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to United States Filter Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the
conditions set forth in the Prospectus dated       , 1998 (as the same may be
amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the aggregate amount of Private ROARS set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers--Guaranteed Delivery Procedures."

Aggregate Amount                        Name(s) of Registered Holder(s):...

Tendered: $.......................*     ...................................

Certificate No.(s)
if Available):.....................

 ...................................

If Private ROARS will be tendered by book-entry transfer, provide the following information:

DTC Account Number.................

* Must be in denominations of $1,000 and any integral multiple thereof.

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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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                                PLEASE SIGN HERE

X..................................     ...................................

X..................................     ...................................
Signature(s) of Holder(s)               Date
or Authorized Signatory

Area Code and Telephone Number:....

  This Notice of Guaranteed Delivery must be signed by the holder(s) of the Private ROARS being tendered hereby as their name(s) appear(s) on the certificates for such Private ROARS or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents to be transmitted with the Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

  Please print name(s) and address(es)

Name(s):........................................................................

     ......................................................................

     ......................................................................

     ......................................................................

Capacity:.......................................................................

Address(es):....................................................................

     ......................................................................

     ......................................................................

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program (each, an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the certificates for the Private ROARS tendered hereby in proper form for transfer, together with one or more properly completed and duly executed Letter(s) of Transmittal and any other required documents, or timely confirmation of the book-entry transfer of such Private ROARS into the Exchange Agent's account at The Depositary Trust Company pursuant to the procedure for book-entry transfer set forth in the Prospectus, in either case, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Private ROARS tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

 ...................................      ...................................
            Name of Firm:                        Authorized Signature

 ...................................      ...................................
               Address                                   Title

 ...................................      ...................................
              Zip Code                        Name (Please type or Print)

 Area Code and Telephone No.........      Dated:.............................

 NOTE: DO NOT SEND CERTIFICATES FOR PRIVATE ROARS WITH THIS FORM. CERTIFICATES FOR PRIVATE ROARS SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.